Exhibit (d)(1)(xxxvii)

AMENDMENT NO. 19

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 19, effective as of August 16, 2010 (“Amendment No. 19”) to the Amended and Restated Investment Management Agreement, dated as of May 1, 2000, as amended (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”).

The Trust and AXA Equitable agree to modify and amend the Agreement as follows:

1.	New Portfolios: The Trust hereby appoints AXA Equitable as the investment manager of ATM Core Bond Portfolio and ATM Government Bond Portfolio (“New Portfolios”) on the terms and conditions contained in the Agreement.

2.	Duration of Agreement.

a.	Except as noted in subsection (b) below, with respect to each existing Portfolio as specified in Appendix A to the Agreement (except as provided below), the Agreement will continue in effect another 12 months beyond July 31, 2010 and may be continued thereafter pursuant to subsection (c) below.

b.	With respect to the New Portfolios specified in Amendment No. 19, the Agreement will continue in effect until two years after its effective date and may be continued thereafter pursuant to subsection (c) below.

c.	With respect to each Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) or (b), as the case may be, only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) of shares of such Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which AXA Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

4.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to AXA Equitable with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 19 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

AMENDMENT NO. 19

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

ATM Core Bond Portfolio	EQ/Global Multi-Sector Equity Portfolio
ATM Government Bond Portfolio	EQ/Intermediate Government Bond Index Portfolio
ATM International Portfolio	EQ/International Core PLUS Portfolio
ATM Large Cap Portfolio	EQ/International ETF Portfolio
ATM Mid Cap Portfolio	EQ/JPMorgan Value Opportunities Portfolio
ATM Small Cap Portfolio	EQ/Large Cap Core PLUS Portfolio
AXA Tactical Manager 2000 Portfolio-I, III	EQ/Large Cap Growth Index Portfolio
AXA Tactical Manager 400 Portfolio-I, III	EQ/Large Cap Growth PLUS Portfolio
AXA Tactical Manager 500 Portfolio-I, III	EQ/Large Cap Value Index Portfolio
AXA Tactical Manager International Portfolio-I, III	EQ/Large Cap Value PLUS Portfolio
EQ/AllianceBernstein International Portfolio	EQ/Lord Abbett Growth and Income Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio	EQ/Lord Abbett Large Cap Core Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio	EQ/Mid Cap Index Portfolio
EQ/BlackRock Basic Value Equity Portfolio	EQ/Mid Cap Value PLUS Portfolio
EQ/BlackRock International Value Portfolio	EQ/Money Market Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/Capital Guardian Growth Portfolio	EQ/Mutual Large Cap Equity Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Oppenheimer Global Portfolio
EQ/Common Stock Index Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Core Bond Index Portfolio	EQ/Small Company Index Portfolio
EQ/Davis New York Venture Portfolio	EQ/Templeton Global Equity Portfolio
EQ/Equity 500 Index Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Equity Growth PLUS Portfolio	EQ/Wells Fargo Advantage Omega Growth Portfolio
EQ/Franklin Core Balanced Portfolio
EQ/Global Bond PLUS Portfolio

APPENDIX B

AMENDMENT NO. 19

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios
EQ/Common Stock Index	0.350%
EQ/Core Bond Index	0.350%
EQ/Equity 500 Index	0.250%
EQ/Intermediate Government Bond Index	0.350%
EQ/Large Cap Growth Index	0.350%
EQ/Large Cap Value Index	0.350%
EQ/Mid Cap Index	0.350%
EQ/Small Company Index	0.250%

(as a percentage of average daily net assets)
Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter

EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter

EQ/AllianceBernstein International	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AllianceBernstein Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AXA Franklin Small Cap Value Core	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/BlackRock International Value	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Growth	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Davis New York Venture	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Franklin Core Balanced	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Global Multi-Sector Equity	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/International ETF	0.400%	0.400%	0.400%	0.400%	0.400%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Lord Abbett Growth and Income	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Mutual Large Cap Equity	0.700%	0.650%	0.625%	0.600%	0.575%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Morgan Stanley Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Templeton Global Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Van Kampen Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Wells Fargo Advantage Omega Growth	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter

EQ/Equity Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/International Core PLUS	0.600%	0.550%	0.525%	0.500%	0.475%

EQ/Mid Cap Value PLUS	0.550%	0.500%	0.475%	0.450%	0.425%

EQ/Large Cap Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/Large Cap Core PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/Large Cap Value PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

(as a percentage of average daily net assets)
PLUS Portfolio	First $4 Billion	Next $4 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%

EQ/Quality Bond PLUS	0.400%	0.380%	0.360%

(as a percentage of average daily net assets)
	First $4 Billion	Next $4 Billion	Thereafter
Tactical Portfolios
ATM Core Bond	0.450%	0.430%	0.410%
ATM Government Bond	0.450%	0.430%	0.410%
ATM International Portfolio	0.450%	0.430%	0.410%
ATM Large Cap Portfolio	0.450%	0.430%	0.410%
ATM Mid Cap Portfolio	0.450%	0.430%	0.410%
ATM Small Cap Portfolio	0.450%	0.430%	0.410%
AXA Tactical Manager 2000 Portfolio-I, III	0.450%	0.430%	0.410%
AXA Tactical Manager 400 Portfolio-I, III	0.450%	0.430%	0.410%
AXA Tactical Manager 500 Portfolio-I, III	0.450%	0.430%	0.410%
AXA Tactical Manager International Portfolio-I, III	0.450%	0.430%	0.410%